EXHIBIT (a)(1)(G)

Personalized Addendum E-mail – Dates may change if expiration date of offer is extended

June 18, 2007 – Day the Offer Commences

Please find attached a personalized addendum containing information regarding your eligible option(s). The Offer to Amend will expire at 5:00 p.m., Pacific Time, on July 18, 2007 unless we extend the offer.

If you would like to participate in this offer, a properly completed and signed copy of the election form must be received by facsimile, hand delivery, or e-mail, by 5:00 p.m., Pacific Time, on July 18, 2007 by:

Eve Lai

Integrated Silicon Solution, Inc.

Fax: (408) 969-4621

E-mail: elai@issi.com

Only responses that are complete, signed and actually received by Eve Lai by the deadline will be accepted. Responses submitted by any other means, including hand delivery, are not permitted. If you have questions about any of the forms or would like to request additional copies of the Offer to Amend, contact Eve Lai at phone number (408) 969-4621. If you have questions about the terms of this offer affecting your options, please direct them to Eve Lai at the number above.

This notice does not constitute the Offer to Amend. The full terms of the offer are described in received (1) the Offer to Amend Certain Options (the “Offer to Amend”); (2) the e-mail from Eve Lai, dated June 14, 2007; (3) this election form; (4) the withdrawal form; (5) the presentation by Integrated Silicon Solution, Inc. describing the Offer to Amend; and (6) your personalized addendum containing information regarding your eligible option(s). You may also access these documents, except your personalized addendum through the U.S. Securities and Exchange Commission’s website at www.sec.gov. You may receive a copy of your personalized addendum by contacting Eve Lai at phone number (408) 969-4621.

June 25, 2007 — One Week after Offer Commences

We have just completed week one of the Integrated Silicon Solution, Inc. Offer to Amend Certain Options (referred to as the “Offer to Amend”). The Offer to Amend will expire at 5:00 p.m., Pacific Time, on July 18, 2007 unless we extend the offer.

If you would like to participate in this offer, a properly completed and signed copy of the election form must be received by facsimile, had delivery, or e-mail, by 5:00 p.m., Pacific Time, on July 18, 2007 by:

Eve Lai

Integrated Silicon Solution, Inc.

Fax: (408) 969-4621

E-mail: elai@issi.com

Only responses that are complete, signed and actually received by Eve Lai by the deadline will be accepted. Responses submitted by any other means, including hand delivery, are not permitted. If you have questions about any of the forms or would like to request additional copies of the Offer to Amend, contact Eve Lai at phone number (408) 969-4621. If you have questions about the terms of this offer affecting your options, please direct them to Eve Lai at the number above.

This notice does not constitute the Offer to Amend. The full terms of the offer are described in received (1) the Offer to Amend Certain Options (the “Offer to Amend”); (2) the e-mail from Eve Lai, dated June 14, 2007; (3) this election form; (4) the withdrawal form; (5) the presentation by Integrated Silicon Solution, Inc. describing the Offer to Amend; and (6) your personalized addendum containing information regarding your eligible option(s). You may also access these documents, except your personalized addendum, through the U.S. Securities and Exchange Commission’s website at www.sec.gov. You may receive a copy of your personalized addendum by contacting Eve Lai at phone number (408) 969-4621.

July 9, 2007 – Final Week

We are entering the final week of the Integrated Silicon Solution, Inc. Offer to Amend Certain Options (referred to as the “Offer to Amend”). After today, there are seven (7) days left to make your election. The Offer to Amend will expire at 5:00 p.m., Pacific Time, on July 18, 2007 unless we extend the offer.

If you would like to participate in this offer, a properly completed and signed copy of the election form must be received by facsimile, hand deliver, or e-mail, by 5:00 p.m., Pacific Time, on July 18, 2007 by:

Eve Lai

Integrated Silicon Solution, Inc.

Fax: (408) 969-4621

E-mail: elai@issi.com

Only responses that are complete, signed and actually received by Eve Lai by the deadline will be accepted. Responses submitted by any other means, including hand delivery, are not permitted. If you have questions about any of the forms or would like to request additional copies of the Offer to Amend, contact Eve Lai at phone number (408) 969-4621. If you have questions about the terms of this offer affecting your options, please direct them to Eve Lai at the number above.

This notice does not constitute the Offer to Amend. The full terms of the offer are described in received (1) the Offer to Amend Certain Options (the “Offer to Amend”); (2) the e-mail from Eve Lai, dated June 14, 2007; (3) this election form; (4) the withdrawal form; (5) the presentation by Integrated Silicon Solution, Inc. describing the Offer to Amend; and (6) your personalized addendum containing information regarding your eligible option(s). You may also access these documents, except your personalized addendum, through the U.S. Securities and Exchange Commission’s website at www.sec.gov. You may receive a copy of your personalized addendum by contacting Eve Lai at phone number (408) 969-4621.

July 18, 2007 – Last Day (Offer Expiration Date)

Today is the last day to elect to exchange your eligible options as part of the Integrated Silicon Solution, Inc. Offer to Amend Certain Options (referred to as the “Offer to Amend”). The Offer to Amend will expire at 5:00 p.m., Pacific Time, today, July 18, 2007.

If you would like to participate in this offer, a properly completed and signed copy of the election form must be received by facsimile or e-mail, by 5:00 p.m., Pacific Time, today, July 18, 2007 by:

Eve Lai

Integrated Silicon Solution, Inc.

Fax: (408) 969-4621

E-mail: elai@issi.com

Only responses that are complete, signed and actually received by Eve Lai by the deadline will be accepted. Responses submitted by any other means, including hand delivery, are not permitted. If you have questions about any of the forms or would like to request additional copies of the Offer to Amend, contact Eve Lai at phone number (408) 969-4621. If you have questions about the terms of this offer affecting your options, please direct them to Eve Lai at the number above.

This notice does not constitute the Offer to Amend. The full terms of the offer are described in received (1) the Offer to Amend Certain Options (the “Offer to Amend”); (2) the e-mail from Eve Lai, dated June 14, 2007; (3) this election form; (4) the withdrawal form; (5) the presentation by Integrated Silicon Solution, Inc. describing the Offer to Amend; and (6) your personalized addendum containing information regarding your eligible option(s). You may also access these documents, except your personalized addendum, through the U.S. Securities and Exchange Commission’s website at www.sec.gov. You may receive a copy of your personalized addendum by contacting Eve Lai at phone number (408) 969-4621.